                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): JANUARY 25, 1999

                                REGIS CORPORATION
             (Exact name of registrant as specified in its charter)

                                    MINNESOTA
                 (State or Other Jurisdiction of Incorporation)


      0-11230                                                41-0749934
(Commission File Number)                        IRS Employer Identification No.)



                              7201 Metro Boulevard
                              MINNEAPOLIS, MN 55439
              (Address of principal executive offices and zip code)

                                 (612) 947-7000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Item 5.        Other Events

         On January 25, 1999, the Company announced that it had entered into an agreement and plan of merger with The Barbers, Hairstyling for Men & Women, Inc. (The Barbers), a national franchiser, owner and operator of affordable hair care salons, based in Minneapolis, Minnesota. The Barbers has 979 franchised and company-owned salons, operating primarily under the names Cost Cutters, City Looks Salons International and We Care Hair. Under the terms of the agreement and plan of merger, each shareholder of The Barbers will receive .33 shares of Regis Common stock, on a pre-split basis, resulting in the issuance by the Company of approximately 1.5 million shares of common stock. It is expected that this transaction will be accounted for as a pooling-of-interest. Consummation of the merger is subject to approval by the shareholders of The Barbers. The transaction is expected to close during the Company's fiscal 1999 fourth quarter.

Item 7.        Financial Statements and Exhibits
         Exhibit 99.  Press release dated January 25, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto and duly authorized.





                                            REGIS CORPORATION


Date: February 8, 1999                        By /s/ Randy L. Pearce
                                               --------------------------------
                                                  Randy L. Pearce
                                                  Senior Vice President and
                                                  Chief Financial Officer

                                  EXHIBIT INDEX

                                Regis Corporation
                             Form 8-K Current Report
                             Dated January 25, 1999


Exhibit Number             Description

  Exhibit 99               Press release dated January 25, 1999.